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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------






The Board of Directors
National City Corporation:


We consent to the incorporation by reference, in the Registration Statement on Form S-3 of National City Corporation for the registration of $50 million of Senior and Subordinated Debt Securities, of our report dated January 20, 1998, with respect to the consolidated financial statements of First of America Bank Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998 of National City Corporation.


                                   /s/ KPMG LLP


Chicago, Illinois
January 25, 1999